Investor Relations Department P.O. Box 31601 Tampa, Florida 33631-3601 Telephone: (813) 871-4404 www.walterind.com

FOR IMMEDIATE RELEASE

WALTER INDUSTRIES ANNOUNCES SECOND QUARTER RESULTS

Tampa, FL (July 29, 2003) — Walter Industries, Inc. today reported results for the second quarter of 2003. Income from continuing operations was $20.2 million, or $0.46 per diluted share, for the second quarter ended June 30, 2003 compared to $22.8 million, or $0.51 per diluted share, for the year-ago period.

Income before special items and the discontinued AIMCOR operations was $6.9 million or $0.16 per diluted share, at the high end of the Company’s earnings guidance. This compares to income of $22.8 million, or $0.51 per diluted share, in the second quarter of last year.

The second-quarter 2003 income from continuing operations includes the following special items:

•                  The favorable resolution of an IRS tax matter related to tax returns in fiscal years 1995 and 1996, resulting in an increase to earnings from continuing operations of $21.4 million, net of tax, or $0.49 per diluted share.

•                  The previously announced pre-tax charges at U.S. Pipe of $6.5 million related to litigation matters and $5.9 million for ceasing manufacturing operations at its castings plant in Anniston, Alabama, resulting in an after-tax charge of $0.19 per diluted share.

The Company reported a net loss for the second quarter of $27.1 million or $0.61 per diluted share, which includes the $0.46 per diluted share of income from continuing operations and a loss from discontinued AIMCOR operations of $1.07 per diluted share. The AIMCOR loss primarily consists of a charge to write off the remaining goodwill and an estimated loss on disposal.

The Financing segment and JW Aluminum had strong performances, while the Homebuilding segment posted strong growth in completions and average sales price. Meanwhile, higher scrap iron and natural gas costs, combined with the impact of lower prices from an industrywide price war, negatively impacted second-quarter operating income at U.S. Pipe. And at Jim Walter Resources, unfavorable geologic conditions and a delayed longwall move reduced coal production.

“The Company has made significant progress on several fronts in recent months, including resolution of a major tax issue and the probable divestiture of AIMCOR,” said Chairman and Chief Executive Officer Don DeFosset.  “We are pleased to be getting a number of issues behind us while we focus on growing our core businesses and improving their performance in the second half of the year.”

Net sales and revenues in the second quarter were flat versus the year-ago period. Revenues grew by a strong 11% in the Homebuilding segment, a result of a 6% increase in home completions and increases in average home selling prices. The gains by Homebuilding were offset by lower revenue in the pipe business.

Earnings before senior debt interest, taxes, depreciation, amortization, non-cash post-retirement health benefits and non-cash restructuring charges (EBITDA) totaled $23.9 million during the second quarter, compared with $56.4 million in the prior-year period. Net sales and revenues and EBITDA exclude the discontinued operations of AIMCOR.

Second-Quarter Results By Operating Segment

 (Pro Forma From Continuing Operations Excluding Impact of Special Items)

The Homebuilding segment reported second-quarter revenues of $75.0 million, up $7.4 million or 11% from the year-ago period. Homebuilding completed 1,145 homes during the second quarter at an average net selling price of $65,125, compared with 1,081 homes at an average price of $62,267 for the same period the previous year.  The higher average sales price reflects the Company’s ongoing strategy to market and sell larger homes with more amenities. Excluding its modular business, the Company completed 976 homes in the quarter, compared to 886 in the year-ago period. The modular business completed 169 homes in the current quarter, 26 fewer than the year-ago period, principally due to poor weather and economic conditions in the Carolinas. Operating income for the segment was $2.9 million in the second quarter, down $1.1 million from the prior-year period. This decline reflects expenses related to significant investments in a major advertising campaign, a sales force reorganization and installation of a new enterprise information system during the quarter.

The Financing segment reported quarterly revenues of $59.9 million compared with $60.6 million in the year-ago period. Operating income totaled $14.1 million, up 4% from a year ago. The profit improvement was primarily due to lower interest expense and higher prepayment income versus the year-ago period. Delinquencies (the percentage of amounts outstanding over 30 days past due) improved to 6.57% in the second quarter, compared to 6.82% in the first quarter of 2003 and 6.75% in the second quarter of 2002.

The Industrial Products segment posted $184.7 million in revenues during the second quarter, compared to $192.4 million in the year-earlier period.  Operating income for the segment excluding restructuring charges and litigation expense was  $5.5 million, compared to $16.2 million in the prior-year period. U.S. Pipe’s results were negatively impacted by higher scrap iron and natural gas costs, along with lower prices that resulted from an industry price war. U.S. Pipe’s average price for pipe in the second quarter of 2003 was 5.3% below prices of the year-ago period. Recent price increases took effect for shipments beginning in mid-June, which will improve second-half profitability. In addition, U.S. Pipe has instituted an additional price increase scheduled to take effect for shipments beginning in October. JW Aluminum’s strong performance continued as it increased second-quarter operating income by 6% over the prior-year period.

In the Natural Resources segment, revenues were flat versus the prior-year period, while the segment incurred an operating loss of $0.9 million in the quarter, down $11.6 million versus a year ago.  This decline was due to the impact of adverse geologic conditions in Mine No. 7, which resulted in 11 days of lost longwall production. In addition, a scheduled longwall move in Mine No. 5 took longer than expected, resulting in 18 additional lost days of production in the quarter. Partially offsetting these negatives, the natural gas operation posted increased revenue and operating income, due to higher prices.

Jim Walter Resources sold 1.7 million tons of coal at an average price of $35.58 per ton in the second quarter, compared to 1.6 million tons at $36.27 per ton in the prior year’s quarter. The natural gas operation sold 2.2 billion cubic feet of gas in the second quarter at an average price of $4.49 per thousand cubic feet, compared to 2.4 billion cubic feet at $3.11 per thousand cubic feet in the prior-year quarter.

Net income for the discontinued AIMCOR operations was down $1.0 million versus the year-ago period, principally due to costs associated with repairing a furnace at its Bridgeport, Alabama ferrosilicon production facility.

Outlook

Based on current internal business forecasts and anticipated market conditions, Walter Industries expects to generate 2003 third-quarter earnings from continuing operations in the range of $0.35 to $0.42 per diluted share, while full-year guidance is $1.30 to $1.40. Both earnings estimates exclude special items from the first half of the year, as well as AIMCOR, now classified as a discontinued operation.

Conference Call Webcast

Walter Industries Chairman and CEO Don DeFosset and members of the Company’s leadership team will discuss quarterly results and other general business matters on a conference call and live Webcast to be held on Wednesday, July 30, 2003, at 9:00 a.m. Eastern time.  To listen to the event live or in archive, visit the Company Web site at www.walterind.com.

Walter Industries, Inc. is a diversified company with five principal operating businesses and annual revenues of $1.9 billion.  The Company is a leader in homebuilding, home financing, water transmission products, energy services and specialty aluminum products. Based in Tampa, Florida, the Company employs approximately 6,300.  For additional news on the Company or investor information, please contact Joe Troy, Senior Vice President of Financial Services of Walter Industries at (813) 871-4404 or visit the corporate Web site.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results.  Those risks include, among others, changes in customers’ demand for the Company’s products, changes in raw material and equipment costs and availability, geologic conditions and changes in extraction costs in the Company’s mining operations, changes in customer orders, pricing actions by the Company’s competitors, the completion of the sale of AIMCOR, and general changes in economic conditions.  Risks associated with forward-looking statements are more fully described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no duty to update its outlook statements as of any future date.

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE

Unaudited

	For the three months ended June 30,
	2003	2002

Basic Net Income (Loss) per share:

Basic income per share before special items and discontinued operations	$0.16	$0.52
Special Items:
Restructuring charges	(0.09)	—
Litigation expense	(0.10)	—
Income tax settlement	0.49	—
Income from continuing operations	0.46	0.52
Discontinued Operations:
Income from discontinued AIMCOR operations	0.01	0.03
Estimated loss on disposal of discontinued AIMCOR operations	(1.09)	—

Basic Net Income (Loss) per share	$(0.62)	$0.55

Weighted average number of basic shares outstanding	43,824,464	44,297,219

Diluted Net Income (Loss) per share:

Diluted income per share before special items and discontinued operations	$0.16	$0.51
Special Items:
Restructuring charges	(0.09)	—
Litigation expense	(0.10)	—
Income tax settlement	0.49	—
Income from continuing operations	0.46	0.51
Discontinued Operations:
Income from discontinued AIMCOR operations	0.01	0.03
Estimated loss on disposal of discontinued AIMCOR operations	(1.08)	—

Diluted Net Income (Loss) per share	$(0.61)	$0.54

Weighted average number of diluted shares outstanding	44,149,539	44,906,036

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in Thousands )

Unaudited

	For the three months ended June 30,
	2003	2002
Net sales and revenues:
Net sales	$350,161	$348,862
Time charge income	55,552	55,916
Miscellaneous	4,761	5,654
	410,474	410,432

Cost and expenses:
Cost of sales	295,362	269,473
Depreciation	15,042	14,796
Selling, general and administrative	44,703	43,832
Provision for losses on instalment notes	3,306	3,080
Postretirement benefits	2,025	4,369
Interest expense	35,765	38,742
Amortization of other intangibles	1,624	1,907
Litigation expense	6,500	—
Restructuring charges	5,887	—
	410,214	376,199

Income from continuing operations before income tax expense	260	34,233

Income tax benefit (expense)	19,913	(11,455)

Income from continuing operations	20,173	22,778

Discontinued Operations
Income from discontinued operations, net of tax of $205 and $1,093	415	1,436
Estimated loss on disposal of discontinued operations, net of tax of $25,685	(47,700)	—

Net Income (Loss)	$(27,112)	$24,214

Add (deduct) Special Items:
Restructuring charges	3,979	—
Litigation expense	4,200	—
Income tax settlement	(21,425)	—
Income from discontinued operations	(415)	(1,436)
Estimated loss on disposal of discontinued operations	47,700	—

Income before special items and discontinued operations	$6,927	$22,778

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in Thousands)

Unaudited

	For the three months ended June 30,
	2003	2002

NET SALES AND REVENUES:
Homebuilding	$74,969	$67,601
Financing	59,905	60,573
Industrial Products	184,667	192,425
Natural Resources (1)	91,091	91,302
Other	5,534	3,517
Consolidating Eliminations	(5,692)	(4,986)
	$410,474	$410,432

OPERATING INCOME (LOSS):
Homebuilding	$2,915	$3,985
Financing	14,110	13,616
Industrial Products	(6,935)	16,189
Natural Resources (1)	(862)	10,722
Consolidating eliminations	(678)	(867)
Segment operating income	8,550	43,645
General corporate expense	4,055	4,939
Senior debt interest expense	4,235	4,473
Pre-tax income from continuing operations	$260	$34,233

(1) Includes the results of Sloss Industries

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT EXCLUDING

RESTRUCTURING AND OTHER CHARGES

($ in Thousands)

Unaudited

	For the three months ended June 30,
	2003	2002

PRO FORMA OPERATING INCOME (LOSS): (1)
Homebuilding	$2,915	$3,985
Financing	14,110	13,616
Industrial Products	5,452	16,189
Natural Resources (6)	(862)	10,722
Consolidating eliminations	(678)	(867)

Segment operating income	20,937	43,645
General corporate expense	4,055	4,939
Senior debt interest expense	6,735	4,473

Pro forma pre-tax income	10,147	34,233
Add (deduct):
Restructuring charges (3)	(5,887)	—
Litigation expense (4)	(6,500)	—
Income tax settlement (5)	2,500	—

Pre-tax income from continuing operations	$260	$34,233

EBITDA: (1) (2)
Homebuilding	$4,040	$5,202
Financing	15,907	15,409
Industrial Products	12,789	25,409
Natural Resources (6)	3,619	15,009
Other	(4,799)	(4,605)

EBITDA before cash restructuring charges and other charges/credits	31,556	56,424

Cash restructuring and other (charges)/credits	(7,688)	—

EBITDA	$23,868	$56,424

EBITDA: (1) (2)	$23,868	$56,424
Add (deduct) :
Depreciation	(15,042)	(14,796)
Amortization of definite lived intangibles	(1,624)	(1,907)
Non-cash postretirement benefits	1,993	(1,015)
Non-cash restructuring charges	(4,700)	—
Corporate interest expense	(4,235)	(4,473)
Income tax benefit (expense)	19,913	(11,455)
Discontinued operations, net of tax	(47,285)	1,436
Net (loss) income	$(27,112)	$24,214

FREE CASH FLOW: (1)
Cash flow from operating activities	(23,347)	40,329
Less: Additions to property, plant and equipment, net of retirements	(19,011)	(17,857)
Free cash flow	$(42,358)	$22,472

(1)          Management believes this financial measure provides improved comparability and consistency associated with recurring operating results.

(2)          Earnings before senior debt interest, taxes, depreciation, amortization, non-cash OPEB, cumulative effect of change in accounting principle, net of tax, and cash restructuring charges.

(3)          Restructuring charges in 2003 consisted of $5.9 million charge for the closure of the U.S. Pipe Castings plant in Anniston, AL.

(4)          Litigation expense for matter at U.S. Pipe.

(5)          Interest expense portion of tax settlement.

(6)          Includes the results of Sloss Industries

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE

Unaudited

	For the six months ended June 30,
	2003	2002

Basic Net Income (Loss) per share:

Basic income per share before special items, discontinued operations and cumulative effect of change in accounting principle	$0.35	$0.76
Special Items:
Sloss bad debt charge-off	—	(0.04)
Restructuring charges	(0.09)	—
Litigation expense	(0.10)	—
Income tax settlement	0.49	—
Income from continuing operations	0.65	0.72
Discontinued Operations:
Income from discontinued AIMCOR operations	0.07	0.13
Estimated Loss on disposal of discontinued AIMCOR operations	(1.08)	—
Cumulative effect of change in accounting principle	0.01	(2.84)

Basic Net Income (Loss) per share	$(0.35)	$(1.99)

Weighted average number of basic shares outstanding	44,035,213	44,277,716

Diluted Net Income (Loss) per share:

Diluted income per share before special items, discontinued operations and cumulative effect of change in accounting principle	$0.35	$0.75
Special Items:
Sloss bad debt charge-off	$—	$(0.04)
Restructuring charges	(0.09)	—
Litigation expense	(0.09)	—
Income tax settlement	0.48	—
Income from continuing operations	0.65	0.71
Discontinued Operations:
Income from discontinued AIMCOR operations	0.07	0.13
Estimated Loss on disposal of discontinued AIMCOR operations	(1.08)	—
Cumulative effect of change in accounting principle	0.01	(2.81)

Diluted Net Income (Loss) per share	$(0.35)	$(1.97)

Weighted average number of diluted shares outstanding	44,298,484	44,729,464

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in Thousands )

Unaudited

	For the six months ended June 30,
	2003	2002
Net sales and revenues:
Net sales	$654,589	$639,855
Time charge income	110,092	111,357
Miscellaneous	7,077	8,753
	771,758	759,965

Cost and expenses:
Cost of sales	545,233	498,592
Depreciation	30,495	29,472
Selling, general and administrative	86,303	90,069
Provision for losses on instalment notes	6,336	6,277
Postretirement benefits	4,249	8,748
Interest expense	70,753	78,908
Amortization of other intangibles	3,098	3,787
Litigation expense	6,500	—
Restructuring charges	5,887	—
	758,854	715,853

Income from continuing operations before income tax expense	12,904	44,112
Income tax benefit (expense)	15,856	(12,069)

Income from continuing operations	28,760	32,043

Discontinued Operations:
Income from discontinued operations, net of tax of $1,790 and $3,280	3,113	5,654
Estimated loss on disposal of discontinued operations, net of tax of $25,685	(47,700)	—
Cumulative effect of change in accounting principle, net of income tax (benefit) expense of $(123) & $75,053	376	(125,947)

Net loss	$(15,451)	$(88,250)

Add (Deduct) Special Items:
Sloss bad debt charge-off	—	1,676
Restructuring charges	4,159	—
Litigation expense	4,200	—
Income tax settlement	(21,425)	—
Income from discontinued operations	(3,113)	(5,654)
Estimated loss on disposal of discontinued operations	47,700	—
Cumulative effect of change in accounting principle	(376)	125,947

Income before special items, cumulative effect of change in accounting principle, and discontinued operations	$15,694	$33,719

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT

($ in Thousands)

Unaudited

	For the six months ended June 30,
	2003	2002

NET SALES AND REVENUES:
Homebuilding	$139,499	$131,112
Financing	119,135	121,060
Industrial Products	334,741	340,215
Natural Resources (1)	181,815	172,130
Other	7,964	5,105
Consolidating Eliminations	(11,396)	(9,657)
	$771,758	$759,965

OPERATING INCOME (LOSS):
Homebuilding	$5,356	$7,110
Financing	29,287	25,522
Industrial Products	(5,894)	23,511
Natural Resources (1)	(634)	11,956
Consolidating eliminations	(1,357)	(1,695)
Segment operating income	26,758	66,404
General corporate expense	6,087	13,087
Senior debt interest expense	7,767	9,205
Pre-tax income from continuing operations	$12,904	$44,112

(1)  Includes the results of Sloss Industries

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

RESULTS BY OPERATING SEGMENT EXCLUDING

RESTRUCTURING, IMPAIRMENT AND OTHER CHARGES / CREDITS

($ in Thousands)

Unaudited

	For the six months ended June 30,
	2003	2002

PRO FORMA OPERATING INCOME (LOSS): (1)
Homebuilding	$5,356	$7,110
Financing	29,287	25,522
Industrial Products	6,493	23,511
Natural Resources (7)	(634)	14,534
Consolidating eliminations	(1,357)	(1,695)

Segment operating income	39,145	68,982
General corporate expense	6,087	13,087
Senior debt interest expense	10,267	9,205

Pro forma pre-tax income	22,791	46,690
Add (deduct):
Restructuring charges (3)	(5,887)	—
Litigation expense (4)	(6,500)	—
Income tax settlement (5)	2,500	—
Other (charges)/credits (6)	—	(2,578)

Pre-tax income (loss) from continuing operations	$12,904	$44,112

EBITDA: (2)
Homebuilding	$7,375	$9,552
Financing	32,735	29,084
Industrial Products	21,564	41,435
Natural Resources (7)	8,161	23,119
Other	(6,925)	(12,395)

EBITDA before cash restructuring and other charges/credits	62,910	90,795

Cash restructuring and other (charges)/credits	(7,688)	(2,578)

EBITDA	$55,222	$88,217

EBITDA: (1) (2)	$55,222	$88,217
Add (Deduct):
Depreciation	(30,495)	(29,472)
Amortization of definite lived intangibles	(3,098)	(3,787)
Non-cash postretirement benefits	3,742	(1,641)
Non-cash restructuring charges	(4,700)	—
Corporate interest expense	(7,767)	(9,205)
Income tax benefit (expense)	15,856	(12,069)
Cumulative effect of change in accounting principle, net of tax	376	(125,947)
Discontinued operations, net of tax	(44,587)	5,654
Net (loss) income	$(15,451)	$(88,250)

FREE CASH FLOW: (1)
Cash flow from operating activities	(13,804)	48,558
Less: Additions to property, plant and equipment, net of retirements	(30,248)	(28,518)
Free cash flow	$(44,052)	$20,040

(1)          Management believes this financial measure provides improved comparability and consistency associated with recurring operating results.

(2)          Earnings before senior debt interest, taxes, depreciation, amortization, non-cash OPEB, cumulative effect of change in accounting principle, net of tax, and cash restructuring charges.

(3)          Restructuring charges in 2003 consisted of $5.9 million charge for the closure of the U.S. Pipe Castings plant in Anniston, AL

(4)          Litigation expense for matter at U.S. Pipe

(5)          Interest expense portion of tax settlement

(6)          Other Charges in 2002 consisted of $2.6 million charge for bad debt write off related to customer bankruptcy at Sloss in Natural Resources

(7)          Includes the results of Sloss Industries

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in Thousands)

Unaudited

	June 30, 2003	December 31, 2002	June 30, 2002
ASSETS
Cash and cash equivalents	$24,272	$13,361	$13,569
Short-term investments, restricted	112,279	97,886	107,277
Marketable securities	651	1,610	1,920
Instalment notes receivable, net	1,748,729	1,717,723	1,700,307
Receivables, net	218,805	192,361	224,171
Inventories	219,978	208,186	213,489
Prepaid expenses	10,425	8,316	13,693
Property, plant and equipment, net	416,189	415,654	407,940
Assets held for sale	12,171	12,171	12,171
Assets of discontinued operations held for sale	247,823	312,037	293,054
Investments	6,525	6,629	6,670
Unamortized debt expense	39,122	35,253	37,425
Other long-term assets, net	35,296	37,132	32,690
Goodwill and other intangibles, net	155,452	158,550	161,988
	$3,247,717	$3,216,869	$3,226,364

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$123,698	$113,107	$112,457
Accrued expenses	104,421	109,707	129,489
Income taxes payable	27,632	51,308	60,877
Debt:
Mortgage-backed/asset-backed notes	1,862,539	1,776,020	1,811,276
Other senior debt	301,155	308,900	306,400
Accrued interest	33,830	33,152	32,814
Liabilities of discontinued operations held for sale	52,857	61,126	43,386
Deferred income taxes	17,800	11,645	36,925
Accumulated postretirement benefits obligation	292,659	296,402	297,819
Other long-term liabilities	121,260	116,508	43,071
Stockholders’ equity	309,866	338,994	351,850
	$3,247,717	$3,216,869	$3,226,364

WALTER INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

($ in Thousands)

Unaudited

	For the six months ended June 30,
	2003	2002

OPERATING ACTIVITIES

Income from continuing operations	$28,760	$32,043

Adjustments to reconcile income to net cash provided by (used in) continuing operations:
Depreciation	30,495	29,472
Provision for deferred income taxes	5,839	8,929
Accumulated postretirement benefits obligation	(3,743)	1,641
Provision for other long-term liabilities	673	(1,035)
Amortization of other intangibles	3,098	3,787
Amortization of debt expense	2,887	2,586
Restructuring charges	4,699	—
	72,708	77,423
Decrease (increase) in assets:
Short-term investments, restricted	(14,393)	19,474
Marketable securities	959	(421)
Instalment notes receivable, net	(31,006)	(10,534)
Receivables, net	(26,444)	(54,519)
Inventories	(11,792)	(2,346)
Prepaid expenses	(2,109)	(7,229)
Increase (decrease) in liabilities:
Accounts payable	10,591	25,330
Accrued expenses	(7,142)	(4,573)
Income taxes payable	(23,676)	(5,336)
Accrued interest	678	2,302
Cash flows provided by (used in) continuing operations	(31,626)	39,571

Cash flows provided by discontinued operations	17,822	8,987

Cash flows provided by (used in) operating activities	(13,804)	48,558

INVESTING ACTIVITIES
Additions to property, plant and equipment, net of retirements	(30,248)	(28,518)
Decrease in investments and other assets, net	1,940	10,306
Additions to property, plant and equipment of discontinued operations	(6,753)	(2,888)
Cash flows used in investing activities	(35,061)	(21,100)

FINANCING ACTIVITIES
Issuance of debt	881,370	275,305
Retirement of debt	(802,596)	(299,571)
Additions to unamortized debt expense	(6,756)	(93)
Purchases of treasury stock	(10,014)	(726)
Dividends paid	(2,629)	(2,653)
Exercise of employee stock options	401	2,313
Cash flows provided by (used in) financing activities	59,776	(25,425)

Net increase in cash and cash equivalents	10,911	2,033
Cash and cash equivalents at beginning of period	13,361	11,536
Cash and cash equivalents at end of period	$24,272	$13,569